                                                                    EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT

        This Employment Agreement (this "Agreement"), effective as of June 21, 1999 between Digital Lava Inc., a Delaware corporation (with its successors and assigns, referred to as the "Corporation"), and Robert F. Greene (referred to as "Employee").

                              Preliminary Statement

        The Corporation desires to employ Employee, and Employee wishes to be employed by the Corporation, upon the terms and subject to the conditions set forth in this Agreement. The Corporation and Employee also wish to enter into the other agreements set forth in this Agreement, all of which are related to Employee's employment under this Agreement.

                               W I T N E S S E T H

        NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree hereby as follows:

        1. Employment for Term. The Corporation hereby employs Employee and Employee hereby accepts employment with the Corporation for the period beginning on the date hereof (the "Commencement Date") and ending on the three-year anniversary of such date (the "Initial Term"), or upon the earlier termination of the Term pursuant to Section 6. This Agreement shall be automatically renewed for additional one-year periods (the "Renewal Terms;" together with the Initial Term, the "Term") unless either party notifies the other in writing of its intention not to so renew this Agreement no less than 120 days prior to the expiration of the Initial Term or a Renewal Term. The termination of Employee's employment under this Agreement shall end the Term but shall not terminate Employee's or the Corporation's other agreements in this Agreement, except as otherwise provided herein.

        2. Position and Duties. During the Term, Employee shall serve as Chief Executive Officer of the Corporation. During the Term, Employee shall also hold such additional positions and titles as the Board of Directors of the Corporation (the "Board") may determine from time to time. During the Term, Employee shall devote his full business time and efforts to his duties as an employee of the Corporation. Employee shall not, during the term of this Agreement, engage in any business activity that interferes with the performance of his obligations under this Agreement.

        3. Compensation.

                (a) Base Salary. The Corporation shall pay Employee a base salary, beginning on the first day of the Term and ending on the last day of the Term, of not less than $300,000 per annum, payable at least monthly on the Corporation's regular pay cycle for professional employees.

                (b) Stock Options. Pursuant to the Corporation's stock option plan, the Corporation hereby grants to Employee as of the date hereof ten-year incentive and non-qualified options (the "Options") under the Corporation's 1996 Incentive and Non-Qualified Stock Option



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Plan (the "Plan") to purchase 376,820 shares of the common stock of the
Corporation, par value $.0001 per share (the "Common Stock") at an exercise price equal to $6.125 (the "Exercise Price"). Of the 376,820 Options, 65,304 shall be designated as Incentive Stock Options under the Plan and 311,516 shall be designated as Nonstatutory Stock Options under the Plan. The terms and provisions of the Options are more fully set out in Section 9 hereof. The Company hereby represents and warrants to Employee that the Options, if exercisable in full and actually exercised as of the Commencement Date, would have resulted in the issuance of shares of Common Stock representing five percent (5%) of the outstanding Common Stock on a fully diluted basis as of the Commencement Date. Adjustments in the number of Options will be made in accordance with the provisions of Section 10 hereof if the Corporation shall, on or before December 21, 1999, sell or issue shares of Common Stock or Convertible Securities (as defined herein) in connection with any equity or debt financing at a price less than the Exercise Price.

                (c) Other Compensation. The preceding sections establish the minimum compensation during the Term and shall not preclude the Board from awarding Employee a higher salary or any bonuses or stock options in the discretion of the Board during the Term at any time. Employee will also be eligible to receive an annual bonus of up to $100,000 which will be based on criteria to be mutually determined by Employee and the Board.

                (d) Residence. The Corporation will provide Employee with a studio or one-bedroom apartment in the Los Angeles area with maximum annual rent in an amount to be determined by the Board in its reasonable discretion.

        4. Employee Benefits. During the Term, Employee shall be entitled to the employee benefits, including vacation, 401(k) plan, health plan and other insurance and additional benefits made available by the Corporation to any other employee of the Corporation. Employee shall be entitled to four (4) weeks' paid vacation. The Corporation shall cause Employee to be included for coverage on the Corporation's Directors and Officers liability insurance policy.

        5. Expenses. The Corporation shall reimburse Employee for actual out-of-pocket expenses incurred by him in the performance of his services for the Corporation upon the receipt of appropriate documentation of such expenses.

        6. Termination.

                (a) General. The Term shall end immediately upon Employee's death. The Term may also end for Cause or Disability, as defined in Section 7 below.

                (b) Notice of Termination. Promptly after it ends the Term, the Corporation shall give Employee notice of the termination, including a statement of whether the termination was for Cause or Disability (as defined in Section 7(a) and 7(b) below). The Corporation's failure to give notice under this
Section 6(b) shall not, however, affect the validity of the Corporation's termination of the Term.



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        7. Severance Benefits.

                (a) "Cause" Defined. "Cause" is defined herein as either (i) willful malfeasance or willful misconduct by Employee in connection with his employment; (ii) Employee's gross negligence in performing any of his duties under this Agreement; (iii) Employee's conviction of, or entry of a plea of guilty to, or entry of a plea of nolo contendere with respect to, any crime other than a traffic violation or infraction which is a misdemeanor; (iv) Employee's engaging in repeated substance abuse; (v) Employee's material breach of any written policy applicable to all employees adopted by the Corporation which is not cured to the reasonable satisfaction of the Corporation within fifteen (15) business days after notice thereof; (vi) material breach by Employee of any of his agreements in this Agreement which is not cured to the reasonable satisfaction of the Corporation within fifteen (15) business days after notice thereof; or (vii) the dissolution and liquidation of the Corporation. Any determination by the Corporation of whether Cause exists to terminate Employee shall be made by the Board, which shall deliver to Employee written notice of a meeting to be held for such purpose at least five (5) days prior to such meeting, which Employee and his counsel shall be offered an opportunity to attend.

                (b) Disability Defined. "Disability" shall mean Employee's incapacity due to physical or mental illness that results in his being unable to substantially perform his duties hereunder for six consecutive months (or for six months out of any nine month period). During a period of Disability, Employee shall continue to receive his base salary hereunder, provided that if the Corporation provides Employee with disability insurance coverage, payments of Employee's base salary shall be reduced by the amount of any disability insurance payments received by Employee due to such coverage. The Corporation shall give Employee written notice of termination at the end of such six-month period, which shall take effect sixty (60) days after the date it is sent to Employee unless Employee shall have returned to the performance of his duties hereunder during such sixty (60) day period (whereupon such notice shall become void).

                (c) Termination.

                        (i) If the Corporation ends the Term for Cause or Disability, or if Employee resigns as an employee of the Corporation for reasons other than a material breach by the Corporation of its obligations under this Agreement, or if Employee dies, then the Corporation shall have no obligation to pay Employee any amount, whether for salary, benefits, bonuses, or other compensation or expense reimbursements of any kind, accruing after the end of the Term, and such rights shall, except as otherwise required by law, be forfeited immediately upon the end of the Term.

                        (ii) If the Corporation ends the Term without Cause or Disability, then the Corporation shall be obligated to pay Employee a severance payment equal to the sum of Employee's annual base salary, a pro rated amount of his prior year's bonus compensation and accrued vacation pay, payable upon the effective date of termination.

                        (iii) If Employee ends the Term for any reason, the Corporation shall not be obligated to pay any severance payment to Employee, unless Employee has elected to terminate as a result of a substantial diminution of his duties hereunder ("Good Reason"), in



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which case the Corporation will be obligated to make the severance payment referred to in Section 7(c)(ii).

        8. Confidentiality, Ownership, and Covenants.

                (a) "Corporation Information" and "Inventions" Defined. "Corporation Information" means all information, knowledge or data of or pertaining to (i) the Corporation, its employees, and (ii) any other person, firm, corporation or business organization with which the Corporation may do business during the Term, that is not in the public domain (and whether relating to methods, processes, techniques, discoveries, pricing, marketing or any other matters). "Inventions" collectively refers to any and all inventions, trade secrets, source and object codes, data, programs, other works of authorship and developments regarding any of the foregoing.

                (b) Confidentiality. (i) Employee hereby recognizes that the value of all trade secrets and other proprietary data and all other information of the Corporation not in the public domain disclosed by the Corporation in the course of his employment with the Corporation may be attributable substantially to the fact that such confidential information is maintained by the Corporation in strict confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. Employee, therefore, except as provided in the next two sentences, covenants and agrees that all Corporation Information shall be kept secret and confidential at all times during the Term and for the three (3) year period after the end of the Term and shall not be used or divulged by him outside the scope of his employment as contemplated by this Agreement, except as the Corporation may otherwise expressly authorize by action of the Board and except if such Corporation Information is then in the public domain through no action (or nonaction) on the part of Employee. In the event that Employee is requested in a judicial, administrative or governmental proceeding to disclose any of the Corporation Information, Employee will promptly so notify the Corporation so that the Corporation may seek a protective order or other appropriate remedy and/or waive compliance with this Agreement. If disclosure of any of the Corporation Information is required, Employee may furnish the material so required to be furnished, but Employee will furnish only that portion of the Corporation Information that legally is required to be so disclosed.

                        (ii) Employee also hereby agrees to keep the terms of this Agreement confidential to the same extent that the Corporation maintains such confidentiality (except with regard to any disclosure by the Corporation required under applicable securities laws).

                (c) Ownership of Inventions, Patents and Technology. Employee hereby assigns to the Corporation all of Employee's right (including patent rights, copyrights, trade secret rights, and all other rights throughout the world), title and interest in and to Inventions, whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by Employee, either alone or jointly with others, during the course of the performance of services for the Corporation. Employee shall also assign to, or as directed by, the Corporation, all of Employee's right, title and interest in and to any and all Inventions, the full title to which is required to be in the United States government by a contract between the Corporation and the United States government or any of its agencies. The Corporation shall have all right, title and interest in all research and work product produced by Employee as an employee of the Corporation. Upon request by the Corporation, Employee shall, without



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compensation other than Employee's usual and customary salary, bonus and benefits hereunder, execute all such assignments and other documents and perform all such acts necessary to enable the Corporation to obtain or uphold for its benefit patents or copyrights for, and other rights to, such Inventions relating thereto, which shall be owned by the Corporation, whether or not Employee is the inventor thereof.

                (d) Non-Competition Period Defined. "Non-Competition Period" means the one-year period beginning on the date following the end of the Term; provided, however, that the covenants set forth in Section 8(e) shall not apply if the Corporation ends the Term without Cause or if Employee ends the Term for Good Reason.

                (e) Covenants Regarding the Term and Non-Competition Period. Employee acknowledges and agrees that his services pursuant to this Agreement are unique and extraordinary; that the Corporation will be dependent upon Employee for; and that he will have access to and control of confidential information of the Corporation. Employee further acknowledges that the business of the Corporation is national in scope and cannot be confined to any particular geographic area of the United States. For the foregoing reasons and to induce the Corporation to enter this Agreement, Employee covenants and agrees that during the Term and the Non-Competition Period, Employee shall not unless with written consent of the Corporation:

                        (i) engage in the business of development and commercial sale in direct or indirect competition with the Corporation of any digital video analysis computer software program, product or process in which the Corporation had been engaged during the last 90 days of the Term (the "Prohibited Activity") in the United States or elsewhere for his own account;

                        (ii) directly or indirectly, enter the employ of, or render any services with respect to a Prohibited Activity only, including but not limited to consultations, to any individual, corporation, limited liability company, partnership or other business entity (a "Person") engaged in any Prohibited Activity in the United States or elsewhere; or

                        (iii) become interested in any Person engaged in any Prohibited Activity in the United States, directly or indirectly, as an individual, partner, shareholder, officer, member, principal, agent, employee, trustee, consultant or in any other relationship or capacity; provided, however, that Employee may serve as a director of any such Person and may own directly or indirectly, solely as an investment, securities of any Person which are traded on any national securities exchange if Employee (x) is not a controlling person of, or a member of a group which controls, such person or (y) does not, directly or indirectly, own 5% or more of any class of securities of such person;

                        (iv) directly or indirectly solicit, entice or induce any person which at any time during the last 180 days of the Term or during the entire Non-Competition Period was a customer of the Corporation to become a customer of any other person for any product or services related to any Prohibited Activity; or

                        (v) directly or indirectly hire, employ or retain any person who at any time during the last 90 days of the Term or during the entire Non-Competition Period was an



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employee of the Corporation or directly or indirectly solicit, entice, induce or encourage any such person to become employed by any other person.

                (f) Remedies. Employee hereby acknowledges that the covenants and agreements contained in Section 8 (collectively, the "Restrictive Covenants") are reasonable and valid in all respects and that the Corporation is entering into this Agreement, inter alia, on such acknowledgment. If Employee breaches, or threatens to commit a breach, of any of the Restrictive Covenants, the Corporation shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available to the Corporation under law or in equity: (i) the right and remedy to have the Restrictive Covenants specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Corporation and that money damages will not provide an adequate remedy to the Corporation; (ii) the right and remedy to require Employee to account for and pay over to the Corporation all compensation, profits, monies, accruals, increments or other benefits (collectively, "Benefits") derived or received by Employee as the result of any transactions constituting a breach of any of the Restrictive Covenants, and Employee shall account for and pay over such Benefits to the Corporation; (iii) if any court determines that any of the Restrictive Covenants, or any part thereof, is invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions; and (iv) if any court construes any of the Restrictive Covenants, or any part thereof, to be unenforceable because of the duration of such provision or the area covered thereby, such court shall have the power to reduce the duration or area of such provision and, in its reduced form, such provision shall then be enforceable and shall be enforced.

                (g) Jurisdiction. The parties intend to and hereby confer jurisdiction to enforce the Restrictive Covenants upon the courts of any jurisdiction within the geographical scope of such Covenants. If the courts of any one or more such jurisdictions hold the Restrictive Covenants wholly unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties that such determination not bar or in any way affect the Corporation's right to the relief provided above in the courts of any other jurisdiction, within the geographical scope of such Covenants, as to breaches of such Covenants in such other respective jurisdictions such Covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

        9. Stock Options.

                (a) Grant. Subject to the terms hereof and of the Plan, the Options shall be designated as Incentive Stock Options and Nonstatutory Stock Options and shall become and be exercisable according to the following schedule (each date referred to as a "Vesting Date"):



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
On the date hereof                 -0-

June 21, 2000                      -150,728 shares of Common Stock, consisting
                                   of 16,326 Incentive Stock Options and 134,402
                                   Nonstatutory Stock Options

June 21, 2001                      -75,364 shares of Common Stock, consisting of
                                   16,326 Incentive Stock Options and 59,038
                                   Nonstatutory Stock Options

June 21, 2002                      -75,364 shares of Common Stock, consisting of
                                   16,326 Incentive Stock Options and 59,038
                                   Nonstatutory Stock Options

June 21, 2003                      -75,364 shares of Common Stock, consisting of
                                   16,326 Incentive Stock Options and 59,038
                                   Nonstatutory Stock Options;

provided, however, that the Options will vest immediately prior to the occurrence of any sale, merger or change of control as provided in Section 10(c) of the Plan; and provided, further that in the event the Corporation ends the term without Cause or Disability or if the Employee ends the Term for Good Reason, the vesting of the Options will be accelerated as follows:

1.  For a termination for Good Reason occurring                  1/4 of the  Options  otherwise  vesting
between a Vesting Date of a particular year                      on the next Vesting Date
and 45 days thereafter

2. For a termination for Good Reason occurring                   1/2 of the Options otherwise vesting
between 45 days after a Vesting Date of a                        on the next Vesting Date
particular year and 135 days after such Vesting Date

3. For a termination for Good Reason occurring                   3/4 of the Options otherwise vesting
between 136 days after a Vesting Date of a                       on the next Vesting Date
particular year and 225 days after such Vesting Date

4. For a termination for Good Reason occurring                   All of the Options otherwise vesting
between 226 days after a Vesting Date of a                       on the next Vesting Date
particular year and 315 days after such Vesting Date

5. For a termination for Good Reason occurring                   All of the Options otherwise vesting on the
between 316 days after a Vesting Date of a                       next Vesting Date and 1/4 of  the Options
particular year and the next Vesting Date                        otherwise vesting on the Vesting Date next
                                                                 after the next Vesting Date

                (b) Term and Exercise of Option. Subject to the provisions of the Plan and of this Agreement, the Options may be exercised for up to the number of vested shares of Common Stock at any time through the expiration date of June 21, 2009, unless terminated earlier in



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accordance with the provisions of Section 9(c). Once a portion of the Options has vested, that portion of the Options shall be exercisable until the expiration date, regardless of whether there has been any prior termination for any reason of Employee's status as an employee with or consultant to the Corporation. The Options may be exercised by delivering to the Secretary of the Corporation (i) a written notice of an intention to exercise signed by the Employee and specifying the number of shares of Common Stock Employee desires to purchase, (ii) payment in full of the exercise price for all such shares of Common Stock in cash, certified check or surrender of shares of Common Stock of the Corporation having a value equal to the exercise price of the shares of Common Stock as to which Employee is exercising the Option, provided that such surrendered shares, if previously acquired by exercise of a stock option of the Corporation, have been held by Employee at least six months prior to their surrender. As a holder of the Options, Employee shall have the rights of a stockholder with respect to the shares of Common Stock issuable upon the exercise of the Options only after they shall have been issued to Employee upon the exercise of the Options. Subject to the terms and provisions of this Agreement and the Plan, the Corporation shall use its best efforts to cause the shares of Common Stock issuable upon exercise of the Options to be issued as promptly as practicable after receipt of Employee's written notice of intention to exercise.

                (c) Termination of Options. If Employee is dismissed for Cause (as defined in Section 7(a) above, the non-vested portion of the Options shall terminate and expire on the day Employee is notified of his dismissal or on such earlier date as the Board may determine. If Employee's employment shall terminate by reason of Disability (as defined in Section 7(b) above), retirement at age 65 or older, resignation for Good Reason or with the Corporation's prior consent or expiration of the Initial Term or any Renewal Term, the Options shall be exercisable but only to the extent they were exercisable at the time of such termination (in the case of resignation for Good Reason, as provided in Section 9(a)) and only until the the expiration date of the Options granted. If Employee dies while in the employ of the Corporation or a subsidiary, the Options shall be exercisable, but only to the extent they were exercisable at the time of death and only until the the expiration date of the Options. Any such exercise following Employee's death may be made only by such Employee's personal representative, unless Employee's will specifically disposes of the Option, in which case such exercise may be made only by the recipient of such specific disposition. If Employee's personal representative or the recipient of a specific disposition under Employee's will shall be entitled to exercise all, or a portion of, the Options pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and this Agreement which would have applied to Employee's exercise of the Options (if he had lived).

                (d) Non-transferability of Options. The Options shall not be transferable and may be exercised only by Employee during his lifetime. Any purported transfer or assignment of the Options shall be void and of no effect, and shall give the Corporation the right to terminate the Options as of the date of such purported transfer or assignment. No transfer of an option by Employee by will or by the laws of descent and distribution shall be effective unless the Corporation shall have been furnished with written notice thereof, and such other evidence as the Board may deem necessary to establish the validity of the transfer and conditions of the Options, and to establish compliance with any laws or regulations pertaining thereto.



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                (e) Plan Provisions to Prevail. The Options shall be subject to all of the terms and provisions of the Plan. If there is any inconsistency between the provisions of this Agreement with respect to the Options and the Plan, the provisions of the Plan shall govern.

                (f) Securities Restrictions. Employee understands that the shares of Common Stock which he may acquire upon the exercise of the Options will not be registered under the Securities Act of 1933, as amended, or under state securities laws and that the resale by him of such shares will, therefore, be restricted. He will be unable to sale or dispose of such shares without either registration under such Act and compliance with applicable state securities laws or the availability of an exemption therefrom. Employee represents and warrants to the Corporation that all shares of Common Stock which he may acquire upon the exercise of the Options will be acquired by him for his own account for investment and that he will not sell or otherwise dispose of any such shares except in compliance with all applicable federal and state securities laws. Employee agrees that the Corporation may place a legend upon each certificate representing shares acquired by him upon the exercise of the Option, which legend will refer to the restrictions on transferability contained, or referred to, herein.

        10. Additional Option Adjustments for Dilutive Issuances.

                (a) Formula. In addition to any adjustments to the Options to be made in accordance with the provisions of Section 10(a) of the Plan, if the Corporation shall, on or before December 21, 1999, sell or issue shares of Common Stock or Convertible Securities (as defined herein) in connection with any equity or debt financing transaction at a price less than the Exercise Price (collectively, the "Event"), then the Exercise Price shall be adjusted to a new Exercise Price (calculated to the nearest cent) determined by dividing

                        (i) an amount equal to (A) the total number of Shares Outstanding (as defined below) on the date of the Event multiplied by the Exercise Price in effect on the date of the Event; plus (B) the aggregate of the amount of all consideration, if any, received by the Corporation in connection with the Event, by

                        (ii) the total number of Shares Outstanding immediately after the Event.

In no event shall any such adjustment be made pursuant to this Section 10(a) if it would increase the Exercise Price, in effect immediately prior to such adjustment. Upon each adjustment of the Exercise Price pursuant to this Section 10(a), Employee shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

                (b) Definitions. For purposes of this Section 10, the following definitions shall apply:

                        (i) "Convertible Securities" shall mean any indebtedness or securities convertible into or exchangeable for shares of Common Stock including but not limited to warrants or options to purchase shares of Common Stock.



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                        (ii) "Shares Outstanding" shall mean the aggregate of
all shares of Common Stock outstanding and all Shares issuable upon exercise or conversion of all outstanding Convertible Securities.

                (c) Cash Consideration. In case of the issuance or sale of additional shares of Common Stock for cash, the consideration received by the Corporation therefor shall be deemed to be the amount of cash received by the Corporation for such shares of Common Stock, without deducting therefrom any compensation or discount paid or allowed to underwriters or dealers or others performing similar services or for any expenses incurred in connection therewith.

                (d) Non-Cash Consideration. In case of the issuance (otherwise than upon conversion or exchange of Convertible Securities) or sale of additional shares of Common Stock or Convertible Securities for a consideration other than cash or a consideration a part of which shall be other than cash, the fair value of such consideration as determined by the Board in the good faith exercise of its business judgment, irrespective of the accounting treatment thereof, shall be deemed to be the value, for purposes of this Section 10 of the consideration other than cash received by the Corporation for such securities.

                (e) Convertible Securities.

                        (i) Issuance of Convertible Securities. If the Corporation shall issue any Convertible Securities, the total maximum number of shares of Common Stock issuable upon the exercise, conversion or exchange of the total maximum amount of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable shall be deemed to be issued and to be outstanding for the purpose of this Section 10 and to have been issued for the sum of the amount (if any) paid for such Convertible Securities and the amount (if any) payable upon the exercise, conversion or exchange of such Convertible Securities at the time such Convertible Securities first become convertible or exchangeable; provided that, subject to the provisions of Section 10(e)(ii), no further adjustment of the Exercise Price shall be made upon the actual issuance of any such shares of Common Stock or Convertible Securities or upon the conversion or exchange of any such Convertible Securities.

                        (ii) Change in Option Price or Conversion Rate. If the exercise price or rate at which any Convertible Securities referred to in subsection 10(e)(i) convertible into or exchangeable for shares of Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution), then, for purposes of any adjustment required by
Section 10(e)(i), the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price that would have been in effect at such time had such Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted) by which the Exercise Price was decreased pursuant to Section 10(e)(i) upon the issuance of the Convertible Security. If the purchase price or the additional consideration (if any) payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for shares of Common Stock, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of shares of



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Common Stock upon the exercise or upon conversion or exchange of any such
Convertible Security, the Exercise Price then in effect hereunder shall, upon issuance of such shares of Common Stock, be adjusted to such amount as would have obtained had such Convertible Security never been issued and had adjustments been made only upon the issuance of the shares of Common Stock delivered as aforesaid and for the consideration actually received for such Convertible Security and the shares of Common Stock, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted) by which the Exercise Price was decreased pursuant to Section 10(e)(i) upon the issuance of the Convertible Security.

                        (iii) Termination of Conversion Rights. In the event of the termination or expiration of any right to purchase shares of Common Stock or of any right to convert or exchange Convertible Securities, the Exercise Price shall, upon such termination, be readjusted to the Exercise Price that would have been in effect at the time of such expiration or termination had such Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the shares of Common Stock issuable thereunder shall no longer be deemed to be Shares Outstanding, provided that if such readjustment is an increase in the Exercise Price, such readjustment shall not exceed the amount (as adjusted) by which the Exercise Price was decreased pursuant to Section 10(e)(i) upon the issuance of the Convertible Security. The termination or expiration of any right to purchase shares of Common Stock under any right to convert or exchange Convertible Securities issued prior to the date of this Agreement shall not trigger any adjustment to the Exercise Price, but the shares of Common Stock issuable under such Convertible Securities shall no longer be counted in determining the number of Shares Outstanding on the date of this Agreement for purposes of subsequent calculations under this Section 10.

        11. Successors and Assigns.

                (a) Employee. This Agreement is a personal contract, and the rights and interests that the Agreement accords to Employee may not be sold, transferred, assigned, pledged, encumbered, or hypothecated by him. All rights and benefits of Employee shall be for the sole personal benefit of Employee, and no other person shall acquire any right, title or interest under this Agreement by reason of any sale, assignment, transfer, claim or judgment or bankruptcy proceedings against Employee. Except as so provided, this Agreement shall inure to the benefit of and be binding upon Employee and his personal representatives, distributees and legatees.

                (b) The Corporation. This Agreement shall be binding upon the Corporation and inure to the benefit of the Corporation and of its successors and assigns, including (but not limited to) any Person that may acquire all or substantially all of the Corporation's assets or business or into or with which the Corporation may be consolidated or merged. The Corporation's obligations under this Agreement shall cease, however, if the successor to, the purchaser or acquirer either of the Corporation or of all or substantially all of its assets, or the entity with which the Corporation has affiliated, shall assume in writing the Corporation's obligations under this Agreement (and deliver an executed copy of such assumption to Employee), in which case such successor or purchaser, but not the Corporation, shall thereafter be the only party obligated to perform the obligations that remain to be performed on the part of the Corporation under this Agreement.

        12. Entire Agreement. This Agreement represents the entire agreement between the parties concerning Employee's employment with the Corporation and supersedes all prior negotiations, discussions, understandings and agreements, whether written or oral, between Employee and the Corporation relating to the subject matter of this Agreement.

        13. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing signed by Employee and by a duly authorized officer of the Corporation. No waiver by any party to this Agreement of any breach by another party of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

        14. Notices. Any notice to be given under this Agreement shall be in writing and delivered personally or sent by overnight courier or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below, or to such other address of which such party subsequently may give notice in writing:

If to Employee:                     Robert F. Greene
                                    17507 Luna de Miel
                                    Rancho Santa Fe, CA 92067

If to the Corporation:              Digital LAVA Inc.
                                    13160 Mindanao Way, Suite 350
                                    Marina del Rey, CA 90292
                                    Attention: Chairman

Any notice delivered personally or by overnight courier shall be deemed given on the date delivered and any notice sent by registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date mailed.

        15. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable shall not be affected, and each provision of this Agreement shall be validated and shall be enforced to the fullest extent permitted by law. If for any reason any provision of this Agreement containing restrictions is held to cover an area or to be for a length of time that is unreasonable or in any other way is construed to be too broad or to any extent invalid, such provision shall not be determined to be entirely null, void and of no effect; instead, it is the intention and desire of both the Corporation and Employee that, to the extent that the provision is or would be valid or enforceable under applicable law, any court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a restriction having the maximum enforceable area, time period and such other constraints or conditions (although not greater than those contained currently contained in this Agreement) as shall be valid and enforceable under the applicable law.

        16. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

        17. Headings. All descriptive headings of sections and paragraphs in this Agreement are intended solely for convenience of reference, and no provision of this Agreement is to be construed by reference to the heading of any section or paragraph.

        18. Withholding Taxes. All salary, benefits, reimbursements and any other payments to Employee under this Agreement shall be subject to all applicable payroll and withholding taxes and deductions required by any law, rule or regulation of and federal, state or local authority.

        19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together constitute one and same instrument.

        20. Applicable Law; Arbitration. The validity, interpretation and enforcement of this Agreement and any amendments or modifications hereto shall be governed by the laws of the State of California (without regard to its conflicts of laws provisions), as applied to a contract executed within and to be performed in such State. The parties agree that any disputes shall be definitively resolved by binding arbitration before the American Arbitration Association in Los Angeles, California and consent to the jurisdiction to the federal court located in Los Angeles, California or, if there shall be no jurisdiction, to the state courts located in Los Angeles, California, to enforce any arbitration award rendered with respect thereto. Each party shall choose one arbitrator and the two arbitrators shall choose a third arbitrator. All costs and fees related to such arbitration (and judicial enforcement proceedings, if any) shall be borne by the unsuccessful party.



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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    DIGITAL LAVA INC.


                                    By:  /s/ ROGER BERMAN
                                       -----------------------------------------
                                       Name: Roger Berman
                                       Title: Director

                                         /s/ ROBERT F. GREENE
                                    --------------------------------------------
                                    Robert F. Greene



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